                                                                   EXHIBIT 10.12

                           DOLE FOOD COMPANY, INC.
                BOARD OF DIRECTORS DEFERRED COMPENSATION PLAN

                                  ARTICLE 1
                                   PURPOSE
                                   -------

      The purpose of this Dole Food Company, Inc. Board of Directors Deferred Compensation Plan (the "Plan") is to provide a means whereby Dole Food Company, Inc. (the "Company") may afford the opportunity to defer annual retained and meeting fees on a pre-tax basis to non-employee members of the Board of Directors (the "Board").

      This plan is effective as of October 1, 1993. It shall have no application to any persons who terminated their service on the Board prior to October 1, 1993, except as otherwise expressly determined by the Committee.

                                  ARTICLE 2
                     DEFINITIONS AND CERTAIN PROVISIONS
                     ----------------------------------

      Annual Retainer. "Annual Retainer" means the Participant's annual retainer
      ---------------
for service as a Director prior to any such compensation being deferred under this Plan or any plan or agreement of the Company whereby compensation for service as a Director is deferred.

      Beneficiary. "Beneficiary" means the person or persons
      -----------
designated as such in accordance with Article 6.

      Board. "Board" means the Board of Directors of the
      -----
Company.

      Committee. "Committee" means the Compensation and Benefits Committee of
      ---------
the Board appointed to administer the Plan pursuant to Article 3.

      Declared Rate. "Declared Rate" means the interest rate for each Plan Year
      -------------
established by the Company in accordance with Section 4.3(a).

      Deferral Account. "Deferral Account" means the account maintained on the
      ----------------
books of account of the Company for each Participant pursuant to Section 4.3.

      Enrollment Agreement. "Enrollment Agreement" means the election form which
      --------------------
an eligible Director files with the Company to participate in the Plan.

      Meeting Fees. "Meeting Fees" means the Participant's regular meeting fees
      ------------
for attending meetings of the Board and Committees of the Board prior to any such compensation being deferred under this Plan or any plan or agreement of the Company whereby compensation for service as a Director is deferred.

      Participant. "Participant" means a Director who has filed a completed and
      -----------
executed Enrollment Agreement with the Committee and is participating in the Plan in accordance with the provisions of Article 4.

      Plan Year. "Plan Year" means the calendar year beginning January 1 and
      ---------
ending December 31, except the first Plan Year will be from October 1 to December 31, 1993.

      Retirement. "Retirement" means termination of service on the Board other
      ----------
than by reason of death.

      Director. "Director"" means a member of the Board who is not also an
      --------
employee of the Company.

                                  ARTICLE 3
                         ADMINISTRATION OF THE PLAN
                         --------------------------

      (a) The Committee is the plan administrator and shall supervise and control the operation of this Plan in accordance with its terms.

      (b) The Committee may appoint from its number such committees with such powers as it shall determine; may authorize one or more of its number or its agent to execute or deliver any instrument or make any payment on its behalf; and may utilize counsel, employ agents and provide for such clerical and accounting services as it may require in carrying out the provisions of the Plan.

      (c) The Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine.

      (d) The action of a majority of the members expressed from time to time by a vote at a meeting or in writing without a meeting shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members of the Committee at the time in office.

      (e) No member of the Committee shall receive any compensation for his services as such, and, except as required by law, no bond or other security shall be required of him in such capacity in any jurisdiction. To the extent permitted by applicable law, the Company, without charging such to the Plan, shall indemnify each member of the Committee against any and all claims, losses, damages, expenses (including reasonable attorney fees) and liabilities arising from any action or failure to act, except when the same is finally judicially determined to be due to the gross negligence or willful misconduct of such member.

      (f) Subject to the limitations of the Plan, the Committee from time to time shall establish rules or regulations for the administration of the Plan and the transaction of its business. The Committee shall interpret the Plan and decide any and all matters arising hereunder (except such matters which the Board from time to time may reserve to itself), including the right to remedy possible ambiguities, inconsistencies or omissions. All interpretations, determinations and decisions of the Committee or the Board with respect to eligibility for benefits, the terms of the Plan or any other matter hereunder shall be based on a reasonable interpretation of the Plan and shall be made by the Committee or the Board, in its sole discretion. All such interpretations, determinations and decisions of the Committee or the Board shall be final, conclusive and binding on all parties affected thereby. No rule of strict construction shall be applied against the Company, the Committee, the Board or any other person in the interpretation of any terms of the Plan or any rule or procedure established by the Committee.

      (g) If a written request by a Participant or Beneficiary for the payment of any benefits hereunder has been rejected by the Committee, then the Committee shall within a reasonable period of time notify the Participant of such rejection in writing setting forth the specific reasons for such rejection. Such written explanation shall be written in a manner calculated to be understood by the Participant. The Committee shall afford any Participant, whose claim for benefits has been rejected, a reasonable opportunity for review of such claim.

                                  ARTICLE 4
                                PARTICIPATION
                                -------------

      4.1 Election to Participate. A Director may elect to participate in the
          -----------------------
Plan effective as of the first day of the Plan Year by filing a completed and fully executed Enrollment Agreement with the Committee prior to the beginning of such Plan Year. The Committee may also permit any person who first becomes a Director on or after the first day of a Plan Year to enroll in the Plan within 30 days following his election as a Director. A separate Enrollment Agreement must be completed for each Plan Year in which a Participant makes deferrals under the Plan.

      Pursuant to such Enrollment Agreement, the Participant shall irrevocably elect the deferral option(s) in which he chooses to participate in accordance with Section 4.2.

      4.2 Deferral Options. The following deferral options will be available to
          ----------------
Directors under the Plan, subject to the limitations and conditions herein stated and such other limitations and conditions as the Committee may impose, from time to time, in its complete and sole discretion.

      (a) Annual Retainer. A Director may elect to defer a specified percent of
          ---------------
his Annual Retainer to be earned the following year. A minimum deferral of fifty percent (50%) of the Participant's Annual Retainer is required, and the maximum deferral allowed is one hundred percent (100%) of the Participant's Annual Retainer.

      (b) Meeting Fees. A Director may elect to defer a specified percent of his
          ------------
Meeting Fees to be earned the following year. A minimum deferral of fifty percent (50%) of the Participant's Meeting Fees is required, and the maximum deferral allowed is one hundred percent (100%) of the Participant's Meeting Fees.

      A Director may elect deferral option (a) only, deferral option (b) only, or deferral options (a) and (b).

      4.3 Deferral Accounts. The Committee shall establish and maintain separate
          -----------------
Deferral Accounts for each Participant.

      The amount by which a Participant's Annual Retainer or Meeting Fees are deferred in accordance with Section 4.2 shall be credited to the Participant's Deferral Account no later than the first day of the month following the month in which such Annual Retainer and/or Meeting Fees would otherwise have been paid. The Deferral Account shall be debited by the amount of any payments made to the Participant or the Participant's Beneficiary with respect to such Deferral Account pursuant to this Plan.

      (a) Interest on Deferral Accounts. Prior to the beginning of each Plan
          -----------------------------
Year a Declared Rate of interest will be established by the Company for that Plan Year. Interest will be credited monthly to unpaid balances of Deferral Accounts at one-twelfth of the annual Declared Rate, compounded annually. The Declared Rate for any Plan Year applies both to the amounts initially deferred for such Plan Year, and to the amounts previously credited to Deferral Accounts for previous Plan Years.

      4.4 Valuation of Accounts. The value of a Deferral Account as of any date
          ---------------------
shall equal the amounts theretofore credited to such account, plus the interest deemed to be earned on such account in accordance with Section 4.3 through the day preceding such date, less the amounts theretofore debited to such account.

      4.5 Statement of Accounts. The Committee shall submit to each Participant,
          ---------------------
within one hundred twenty (120) days after the close of each Plan Year, a statement in such form as the Committee deems desirable setting forth the balance standing to the credit of each Participant in each of his Deferral Accounts.

                                   ARTICLE 5
                                    BENEFITS
                                    --------

      5.1 Retirement Benefit. A Participant is eligible for a retirement benefit
          ------------------
under this Plan when he has satisfied the requirements for Retirement (as defined in Article 2). The retirement benefit will be based on the total value of the Participant's Deferral Account.

      The retirement benefit attributable to the amounts deferred for any Plan Year will be paid at the time and in the manner which the Participant elects pursuant to the Enrollment Agreement applicable to such Plan Year. Enrollment Agreements are irrevocable.

      The Enrollment Agreement shall provide that a Participant may elect to receive his retirement benefit either:

      (a) Commencing the first of the month following the Participant's Retirement; or

      (b) Commencing the first of the month and year the Participant elects in his Enrollment Agreement, or the first of the month following his Retirement, if later.

      The Enrollment Agreement shall also provide that a Participant may further elect to receive his retirement benefit in either a lump sum or annual installments over 5, 10, or 15 years.

      If the Participant elects to receive a lump sum payment, the amount will be equal to the value of the Deferral Account as of the last day of the month preceding the month of commencement of payment.

      If the Participant elects to receive annual installments, interest will be credited on the unpaid balance in the Deferral Account at the Declared Rate in effect during each year of the payment period.

      5.2 Survivor Benefit.
          ----------------

      (a) If a Participant dies before commencement of payment of his retirement benefit, the Company will pay to the Participant's Beneficiary the retirement benefit the Participant would have received had the Participant terminated his service on the Board on the day prior to such Participant's death, irrespective of when the Participant had elected to receive payment of his retirement benefit. Such payment shall be made in accordance with the method of payment (i.e.. lump sum or installments) which the Participant had elected for payment of his retirement benefit.

      (b) If a Participant dies after the commencement of a payment of his retirement benefit, the Company will pay to the Participant's Beneficiary the remaining installments of any such benefit that would have been paid to the Participant had the Participant survived.

      5.3 Emergency Benefit. In the event that the Committee, upon written
          -----------------
petition of the Participant, determines, in its sole discretion, that the Participant has suffered an unforeseeable financial emergency, the Company shall pay to the Participant, as soon as practicable following such determination, an amount up to the balance of his Deferral Account as necessary to meet the emergency (the "Emergency Benefit"). For purposes of this Plan, an unforeseeable financial emergency is an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence. The amount of the benefits otherwise payable under the Plan shall thereafter be adjusted to reflect the payment of the Emergency Benefit. Applications for Emergency Benefits and the determinations thereon by the Committee shall be in writing, and a Participant may be required to furnish written proof of the financial emergency. Any participant who receives an Emergency Benefit will be precluded from electing to make new deferrals under the Plan until the next enrollment period which occurs at least 12 months following payment of the Emergency Benefit.

      5.4 Small Benefit. In the event the Committee determines that the balance
          -------------
of a Participant's Deferral Account is less than $25,000 at the time of commencement of payment of his retirement benefit, or the portion of the balance of the Participant's Deferral Account payable to any Beneficiary is less than $25,000 at the time of commencement of payment of a survivor benefit to such Beneficiary, the Company may pay the benefit in the form of a lump sum payment, notwithstanding any provision of this Article 5 to the contrary. Such lump sum payment shall be equal to the balance of the Participant's Deferral Account or the portion thereof payable to a Beneficiary.

      5.5 Withholding: Employment Taxes. To the extent required by the law in
          -----------------------------
effect at the time payments are made, the Company shall withhold from payments made hereunder the minimum taxes required to be withheld by the federal or any state or local government.

                                  ARTICLE 6
                           BENEFICIARY DESIGNATION
                           -----------------------

      Each Participant shall have the right, at any time to designate any person or persons as Beneficiary or Beneficiaries to whom payments under this Plan shall be made in the event of the Participant's death prior to complete distribution to the Participant of the benefits due under the Plan. Each Beneficiary designation shall become effective only when filed in writing with the Committee on a form prescribed or accepted by the Committee.

      Any Participant shall have the right to designate a new Beneficiary at any time by filing with the Committee a written request for such change, but any such change shall become effective only upon receipt of such request by the Committee. Upon receipt by the Committee of such request, the change shall relate back to and take effect as of the date the Participant signs such request, whether or not the Participant is living at the time the Committee receives such request.

      If there is no designated Beneficiary living at the death of the Participant when any payment hereunder shall be payable to a Beneficiary, then such payment shall be made as follows:

      To such Participant's wife or husband, if living and if not living, to such Participant's executors or administrators.

                                  ARTICLE 7
                                 ARBITRATION
                                 -----------

      7.1 (a) A Participant or, following the Participant's death, a Beneficiary (collectively referred to in this section as "Claimant") may, if he desires, submit any claim for payment under this Plan or dispute regarding the interpretation of this Plan to arbitration. This right to select arbitration shall be solely that of the Claimant, and the Claimant, may decide whether or not to arbitrate in his discretion. The "right to select arbitration" does not impose upon the Claimant a requirement to submit a dispute for arbitration. The Claimant may, in lieu of arbitration, bring an action in appropriate civil court. The Claimant retains the right to select arbitration, even if a civil action (including, without limitation, an action for declatory relief) is brought by the Company, or any other fiduciary of the Plan prior to the commencement of arbitration. If arbitration is selected by the Claimant after a civil action concerning the Claimant's dispute has been brought by a person other than the Claimant, the Company, the Trustee and the Claimant shall take such actions as are necessary or appropriate, including dismissal of the civil action, so that the arbitration can be timely heard. Once an arbitration is commenced, it may not be discontinued without the unanimous consent of all parties to the arbitration. During the lifetime of the Participant only he can use the arbitration procedure set forth in this section.

      (b) Any claim for arbitration may be submitted as follows: if the Claimant disagrees with an interpretation of this Plan by the Company, or any fiduciary of the Plan, or disagrees with the calculation of his benefit under the Plan, such claim may be filed in writing with an arbitrator of the Claimant's choice who is selected by the method described in the next four sentences. The first step of the selection shall consist of the Claimant submitting in writing a list of five potential arbitrators to the Company, and the trustee of any grantor trust which holds assets for the purpose of making benefit payments under this Plan ("Trustee"). Each of the five arbitrators must be either (1) a member of the National Academy of Arbitrators located in the state of the Claimant's principal resident or (2) a retired California Superior Court or Appellate Court judge. Within one week after receipt of the list, the Trustee and the Company shall jointly select one of the five arbitrators as the arbitrator for the dispute in question. If the Trustee and Company fail to select an arbitrator in a timely manner (including failure to select an arbitrator by reason of disagreement between the Trustee and Company as to the arbitrator to be selected), the Claimant shall then designate one of the five arbitrators as the arbitrator of the dispute in question.

      (c) The arbitration hearing shall be held within seven days (or as soon thereafter as possible) after the selection of the arbitrator. No continuance of said hearing shall be allowed without the mutual consent of the Claimant, the Trustee and the Company. Absence from or nonparticipation at the hearing by any party shall not prevent the issuance of an award. Hearing procedures which will expedite the hearing may be ordered at the arbitrator's discretion, and the arbitrator may close the hearing in his sole discretion when he decides he has heard sufficient evidence to satisfy issuance of an award.

      (d) The arbitrator's award shall be rendered as expeditiously as possible and in no event later than one week after the close of the hearing. In the event the arbitrator finds that the Claimant is entitled to the benefits he claimed, the arbitrator shall order the Company and/or the Trustee to pay such benefits, in the amounts and at such time as the arbitrator determines. The obligation of the Trustee to pay such benefits shall not, however, exceed the assets of the trust, and the Company shall be jointly and severally liable for any amount which the Trustee is ordered to pay. The award of the arbitrator shall be final and binding upon the parties. The Company shall thereupon pay the Claimant immediately the amount that the arbitrator orders to be paid in the manner described in the award. The award may be enforced in any appropriate court as soon as possible after its rendition. If any action is brought to confirm the award, no appeal shall be taken by any party from any decision rendered in such action.

      (e) If the arbitrator determines either that the Claimant is entitled to the claimed benefits or that the claim by the Claimant was made in good faith, the arbitrator shall direct the Company to pay to the Claimant and Company agrees to pay to the Claimant in accordance with such order, an amount equal to the Claimant's expenses in pursuing the claim, including attorneys' fees.

                                  ARTICLE 8
                    AMENDMENT AND TERMINATION OF THE PLAN
                    -------------------------------------

      8.1 Amendment. The Board may at any time amend the Plan in whole or in
          ---------
part; provided, however, that (1) no such amendment shall be effective to decrease the benefits accrued by any Participant prior to the date of such amendment; (2) no such amendment shall, without the written consent of a Participant, delay the date on which payment of the Participant's benefit is to be made; and (3) no amendment shall modify the procedure set forth under Section 8.2(b), except as may apply to a Participant who consents in writing to such amendment. Written notice of any amendment shall be given to each Participant in the Plan.

      8.2 Termination.
          -----------

          (a) Company's right to Terminate. The Board may at any time
              ----------------------------
      terminate the Plan.

          (b) Payments Upon Termination. Upon any termination of the Plan
              -------------------------
      under this Section 8.2, the Participants will be deemed to have voluntarily terminated their participation under the Plan as of the date of such termination. Annual Retainer and Meeting Fees shall prospectively cease to be deferred for the then Plan Year, and the Company will pay to each Participant the value of each of the Participant's deferral accounts, determined as if each had met the requirements for Retirement on the date of such termination of the Plan, at such times and pursuant to such terms and conditions as the Committee in its sole discretion shall determine.


                                  ARTICLE 9
                                MISCELLANEOUS
                                -------------

      9.1 Unsecured General Creditor. Participants and their Beneficiaries,
          --------------------------
heirs, successors, and assigns shall have no legal or equitable rights, claims, or interests in any specific property or assets of the Company, nor shall they be, as a result of this Plan, beneficiaries of, or have any rights, claims, or interest in any life insurance policies, annuity contracts, or the proceeds therefrom which may hereafter be owned or acquired by the Company("Policies"). Such Policies or assets of the Company shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets and Policies, shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of any unfunded and unsecured promise of the Company to pay money in the future.

      9.2 Obligations to Company. If a Participant becomes entitled to a
          ----------------------
distribution of benefits under the Plan, and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owing to the Company, then the Company may offset such amount owed to it against the amount of benefits otherwise distributable. Such determination shall be made by the Committee.

      9.3 Nonassignability. Neither a Participant nor any other person shall
          ----------------
have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the amounts, if any, payable, hereunder, or any part thereof, or interest therein which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

      9.4 Service as a Director Not Guaranteed. Nothing contained in this Plan
          ------------------------------------
nor any action taken hereunder shall be construed as a contract giving any Director any right to be retained in service on the Board.

      9.5 Protective Provisions. Each Participant shall cooperate with the
          ---------------------
Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder.

      9.6 Gender, Singular, & Plural. All pronouns and any variations thereof
          --------------------------
shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

      9.7 Captions. The captions of the articles, sections, and paragraphs of
          --------
this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

      9.8 Validity. In the event any provision of this Plan is held invalid,
          --------
void, or unenforceable, the same shall not affect, in any respect, whatsoever, the validity of any other provision of this Plan.

      9.9 Notice. Any notice or filing required or permitted to be
          ------
given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of the Vice President--Human Resources of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

      9.10 Applicable Law. This Plan shall be governed and construed in
           --------------
accordance with the laws of the State of California.